SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2012

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(703) 918-4480

(Address, including Zip Code and Telephone Number, including Area Code, of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 31, 2012, Alion Science and Technology Corporation (Alion) sold approximately $1.3 million worth of common stock to the Alion Science and Technology Corporation Employee Ownership, Savings and Investment Trust (the “ESOP trust”). The price per share to be ascribed to the common stock for this sale will be determined in a valuation of Alion common stock to be performed as of March 31, 2012.

The trustee of the ESOP Trust, State Street Bank & Trust Company, has engaged an independent third-party valuation firm to assist in establishing a value for Alion’s common stock as of March 31, 2012. Management expects the valuation to be completed by May 10, 2012.

The shares of common stock were sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2012

ALION SCIENCE AND TECHNOLOGY
CORPORATION

By:	/s/ Michael J. Alber
Name:	Michael J. Alber
Title:	Chief Financial Officer

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